Exhibit (h)(5)(ii)

AMENDMENT NO. 2

PARTICIPATION AGREEMENT

Amendment No. 2, dated as of May 1, 2006 (“Amendment No. 2”), to the Participation Agreement dated as of December 3, 2001 (“Agreement”) as amended by and among AXA Premier VIP Trust, AXA Equitable Life Insurance Company, AXA Distributors, LLC and AXA Advisors, LLC (collectively, the “Parties”).

The Parties hereby agree that Schedule B to the Agreement and Amendments is replaced in its entirety by the schedule attached hereto entitled “Schedule B”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Name: Kenneth T. Kozlowski		Name: Steven M. Joenk
	Title: Chief Financial Officer		Title: Senior Vice President

AXA DISTRIBUTORS, LLC		AXA ADVISORS, LLC

By:		By:
	Name:		Name:
	Title:		Title:

SCHEDULE B

AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT

PORTFOLIOS OF

AXA PREMIER VIP TRUST CLASS A AND CLASS B

AXA Premier VIP Large Cap Growth Portfolio

AXA Premier VIP Large Cap Core Equity Portfolio

AXA Premier VIP Large Cap Value Portfolio

AXA Premier VIP Mid Cap Growth Portfolio

AXA Premier VIP Mid Cap Value Portfolio

AXA Premier VIP International Equity Portfolio

AXA Premier VIP Technology Portfolio

AXA Premier VIP Health Care Portfolio

AXA Premier VIP Core Bond Portfolio

AXA Premier VIP Aggressive Equity Portfolio

AXA Premier VIP High Yield Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative-Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate-Plus Allocation Portfolio

AXA Aggressive Allocation Portfolio

AXA Target Allocation 2015 Portfolio

AXA Target Allocation 2025 Portfolio

AXA Target Allocation 2035 Portfolio

AXA Target Allocation 2045 Portfolio